Exhibit 99.1

Mavenir Systems Reports 2014 First Quarter Financial Results

•	Record quarterly revenue of $28.7 million, an increase of 28% year-over-year

•	Added three Tier 1 operators to our customer list for next-generation solutions

•	Expanded end-to-end portfolio of 4G LTE core networking solutions with announcement of Evolved Packet Core products

•	Expanded software-based voice and video solution set with new Voicemail/Videomail service and Mobile Client software

Richardson, TX – May 7, 2014 – Mavenir Systems (NYSE: MVNR), today reported financial results for the first quarter 2014 and provided its outlook for the second quarter and updated full year of 2014.

Total revenue for the first quarter of 2014 was $28.7 million, an increase of 28% year-over-year and 6% quarter-over-quarter. GAAP operating loss for the first quarter of 2014 was $(2.2) million, compared with $(1.7) million in both the first and fourth quarter of 2013. Non-GAAP operating loss, which excludes stock-based compensation, foreign exchange gains or losses, depreciation and amortization, was $(0.2) million for the first quarter of 2014, compared to $(0.7) million for the first quarter of 2013 and $(0.1) million for the fourth quarter of 2013. GAAP net loss for the first quarter of 2014 was $(4.0) million, compared to $(4.3) million in the first quarter of 2013 and $(2.8) million for the fourth quarter of 2013. Non-GAAP net loss for the first quarter of 2014 was $(1.1) million, compared to $(1.6) million in both the first and fourth quarter of 2013.

GAAP gross profit margin was 56% in the quarter, compared to 64% in the first quarter of 2013 and 58% in the fourth quarter of 2013. Non-GAAP gross profit margin was 57% in the quarter, above the high end of the guidance range provided in our earnings release for the fourth quarter of 2013, compared to 65% in the first quarter of 2013 and 59% in the fourth quarter of 2013.

Net loss per share was $(0.17) for the first quarter of 2014 compared with $(3.21) for the first quarter of 2013 and $(0.22) for the fourth quarter of 2014. As outlined in the accompanying table entitled “Non-GAAP Net Loss Per Share” included in this press release, the non-GAAP net loss per share was $(0.05) for the first quarter of 2014 compared to $(0.09) for the first quarter of 2013 and $(0.08) for the fourth quarter of 2013.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.”

“We are pleased that we achieved a number of financial and business milestones in the quarter. The company delivered another strong quarter with strong financial results, setting new quarterly revenue records as mobile operators continue to invest in the transformation of their mobile networks,” said Pardeep Kohli, president and chief executive officer, Mavenir Systems. “Mavenir is innovating to enable this transformation and deliver the solutions to its customers to support their transition to cloud-based 4G LTE mobile networks that offer cost savings and spectral efficiency.”

Mavenir First Quarter 2014 Business and Financial Highlights

•	Record quarterly revenue of $28.7 million, an increase of 28% year-over-year;

•	Added three Tier 1 operators to our customer list for next-generation solutions;

•	Expanded end-to-end portfolio of 4G LTE core networking solutions with announcement of Evolved Packet Core products;

•	Expanded software-based voice and video solution set with new Voicemail/Videomail service and Mobile Client software;

•	Received a key industry award for our Virtualized Multi-Tenancy RCS solution in Europe.

Guidance

Mavenir is providing the following second quarter, updated first half 2014 and updated full year 2014 guidance with respect to anticipated total revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share.

Second quarter of 2014

•	Revenue to range from $29.0 million to $31.0 million, reflecting growth of 13% to 20% over the second quarter of 2013.

•	Non-GAAP gross margin to range from 53% to 55%.

•	Non-GAAP operating loss to range from $(2.6) million to $(1.3) million.

•	Non-GAAP net loss to range from $(3.5) million to $(2.2) million.

•	Non-GAAP net loss per share ranging from $(0.14) to $(0.09) (based on a forecasted weighted average number of shares outstanding of 24,500,000).

First half of 2014

•	Revenue to range from $57.7 million to $59.7 million, reflecting growth of 20% to 24% over the first half of 2013.

•	Non-GAAP gross margin to range from 54% to 56%.

•	Non-GAAP operating loss to range from $(2.8) million to $(1.5) million.

•	Non-GAAP net loss to range from $(4.6) million to $(3.3) million.

•	Non-GAAP net loss per share ranging from $(0.19) to $(0.14) (based on a forecasted weighted average number of shares outstanding of 23,964,910).

Full year 2014

•	Revenue is increased to a range from $124 million to $127 million, reflecting growth of 22% to 25% year-over-year.

•	Non-GAAP gross margin to range from 57% to 59%.

•	Non-GAAP operating income is expected to be at approximately a break-even level.

Conference Call

Mavenir will discuss its first quarter 2014 results and its business outlook via teleconference today at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). To access this call, investors can dial the toll free number 1-855-302-8830 (domestic) or 1-330-871-6073 with the ID#26795513, or access a live webcast of the conference call at Mavenir’s website http://investor.mavenir.com.

A replay will be available following the call on Mavenir Systems’ Investor Relations website and for one week at the following numbers: 855-859-2056 (domestic) or 404-537-3406 (international) with ID#26795513.

Non-GAAP Financial Measures & Definitions

In addition to disclosing financial results that are determined in accordance with U.S. GAAP, Mavenir discloses non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, as supplemental measures. Non-GAAP operating loss represents operating loss before depreciation, amortization and stock-based compensation. Non-GAAP net loss represents non-GAAP operating loss after interest and taxes. Non-GAAP net loss per share represents non-GAAP net loss divided by our adjusted weighted average common shares outstanding, which assumes the conversion of preferred shares as of the beginning of the period. These measures are used by management to evaluate our business and management believes these measures may help investors evaluate the Company’s fundamental operational performance. Management believes these non-GAAP measures facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization, stock-based compensation expense and certain other expenses. These measures are not measures of our financial performance under U.S. GAAP and should not be considered in isolation or a substitute for net loss, operating loss or other performance measures as determined in accordance with U.S. GAAP. These measures should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. Please refer to the accompanying tables entitled “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Non-GAAP Net Loss Per Share” for a reconciliation of consolidated GAAP operating loss to non-GAAP operating loss, consolidated GAAP net loss to non-GAAP net loss.

In determining our guidance for the second quarter and full year of 2014 set forth in “Guidance,” we have chosen to use non-GAAP measures for all metrics other than revenue. The non-GAAP metrics exclude the effects of depreciation, amortization, foreign exchange gains or losses, and stock-based compensation. The effects of these two items are difficult to forecast in advance as they relate to future foreign exchange rates and future stock prices, which are subject to external factors that are difficult to predict. As a result, Mavenir does not give guidance on GAAP metrics other than revenue.

Forward-Looking Statements

Statements in this press release that are not purely historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under “2014 Outlook” above as well as statements regarding Mavenir’s expectations with respect to revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share, as well as statements about transformation of mobile networks by mobile service providers, their transition to cloud-based business models and Mavenir’s views about its ability to deliver solutions that enable this transformation and transition. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. These forward-looking statements represent management’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Mavenir to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, investors should not place undue reliance on these forward-looking statements.

Factors that could cause actual results to differ materially from those indicated by the forward-looking statements include risks regarding the timing of the adoption of 4G by mobile service providers around the world; mobile service providers’ investment in next-generation communications technology; our ability to sell solutions to mobile service providers, particularly those serving large numbers of customers; the length and variability of the sales cycles for our solutions; actions taken by our competitors; our ability to negotiate acceptable financial terms with our mobile service provider customers; the performance of our solutions when implemented in mobile service provider networks; management’s ability to accurately forecast Mavenir’s financial results; the timing of revenues and the application of complex revenue recognition rules to such revenues; prolonged negative economic conditions in domestic and global markets; and other factors described in our filings with the Securities and Exchange Commission (“the SEC”), including under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2013 and in Mavenir’s other SEC filings. There is no assurance that Mavenir’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Mavenir’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. The statements in this press release are made as of the date of this press release, even though this press release is made available on Mavenir’s website or otherwise. Mavenir does not assume any obligation to update the forward-looking statements provided herein to reflect events that occur or circumstances that exist after the date on which the forward-looking statements were made, except as required by law.

About Mavenir Systems:

Mavenir Systems (NYSE: MVNR) provides software-based networking solutions that enable mobile service providers to deliver next generation services over 4G LTE networks. Mavenir™ has a fully virtualized end to end portfolio of Voice/Video, Messaging and Mobile Core products that include IP Multimedia Subsystem (IMS), Evolved Packet Core (EPC) and Session Border Controller (SBC). Mavenir’s solutions, based on the award-winning mOne® software platform, leverage NFV and SDN technologies for deployments on cloud-based infrastructure.

www.mavenir.com

© 2014Mavenir Systems, Inc. All rights reserved.

Mavenir Systems®, mOne®, AirMessenger®, Mavenir™, mStore™, mCloud™, and Transforming Mobile Networks™ are trademarks of Mavenir Systems, Inc.

Mavenir Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,		Three months ended December 31,
	2014	2013	2013
Revenues
Software products	$23,037	$17,727	$21,290
Maintenance	5,692	4,711	5,857

	28,729	22,438	27,147

Cost of revenues
Software products	9,953	6,651	7,751
Maintenance	2,744	1,330	3,659

	12,697	7,981	11,410

Gross profit	16,032	14,457	15,737
	55.8%	64.4%	58.0%
Operating expenses:
Research and development	6,133	6,122	5,841
Sales and marketing	6,871	5,041	6,154
General and administrative	5,250	4,991	5,477

Total operating expenses	18,254	16,154	17,472

Operating loss	(2,222)	(1,697)	(1,735)
Other expense (income):
Interest income	(43)	(5)	(6)
Interest expense	783	450	1,016
Loss on early extinguishment of debt	1,783	—	(427)
Foreign exchange loss (gain)	(795)	1,732	—

Total other expense (income), net	1,728	2,177	583

Loss before income tax	(3,950)	(3,874)	(2,318)
Income tax expense	95	420	524

Net loss	$(4,045)	$(4,294)	$(2,842)

Net loss per common share:
Basic	$(0.17)	$(3.21)	$(0.22)

Diluted	$(0.17)	$(3.21)	$(0.22)

Weighted average common shares outstanding:
Basic and diluted	23,430	1,338	13,084

Mavenir Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	March 31, 2014	December 31, 2013
		(as adjusted)
Assets
Current assets:
Cash and cash equivalents	$33,916	$38,930
Accounts receivable, net of allowance of $458 and $587 at March 31, 2014, and December 31, 2013, respectively	18,013	23,641
Unbilled revenue	16,638	11,213
Inventories	5,235	7,109
Prepaid expenses and other current assets	3,455	3,614
Deferred contract costs	6,309	9,313

Total current assets	83,566	93,820
Non-current assets:
Property and equipment, net	4,825	5,054
Intangible assets, net	5,041	5,202
Deposits and other assets	1,376	1,657
Goodwill	840	866

Total assets	$95,648	$106,599

Liabilities and shareholders’ equity:
Current liabilities:
Trade accounts payable	$3,972	$7,152
Accrued liabilities	13,335	11,939
Deferred revenue	12,675	15,785
Income tax payable	597	765

Total current liabilities	30,579	35,641
Non-current liabilities:
Other long-term liabilities	339	3,504
Long-term debt	24,921	23,423

Total liabilities	55,839	62,568

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value. 300,000,000 shares authorized; 23,468,850 shares issued and outstanding at March 31, 2014, respectively; and 23,420,749 shares issued and outstanding at December 31, 2013, respectively	23	23
Additional paid-in capital	155,836	155,198
Accumulated deficit	(116,232)	(112,187)
Accumulated other comprehensive income	182	997

Total shareholders’ equity	39,809	44,031

Total liabilities and shareholders’ equity	$95,648	$106,599

Mavenir Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2014	2013
Operating activities:
Net loss	$(4,045)	$(4,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	894	492
Amortization of intangible assets	470	354
Amortization of debt discount	101	26
Net change in provision for doubtful accounts	(134)	224
Stock-based compensation expense	617	165
Unrealized foreign currency gain	(1,198)	(41)
Loss on early extinguishment of debt	1,783	—
Changes in operating assets and liabilities:
Accounts receivable	5,659	(4,105)
Unbilled revenue	(5,346)	109
Deposits and other current assets	(185)	439
Inventories	1,874	353
Prepaid expenses	311	(760)
Deferred contract costs	3,010	(5,235)
Deferred revenue	(3,090)	6,205
Accounts payable and accrued liabilities	(5,180)	143

Net cash used in operating activities	(4,459)	(5,925)

Investing activities:
Purchases of property and equipment	(984)	(913)

Net cash used in investing activities	(984)	(913)

Financing activities:
Borrowing from long-term debt	25,000	—
Borrowing from line of credit	—	9,500
Repayments of long-term debt	(15,000)	—
Repayments of line of credit borrowing	(10,000)	—
Exercise of options to purchase common stock	21	4

Net cash provided by financing activities	21	9,504

Effect of foreign currency exchange rate changes on cash and cash equivalents	408	500

Net increase (decrease) in cash and cash equivalents	(5,014)	3,166
Cash and cash equivalents at beginning of period	38,930	7,402

Cash and cash equivalents at end of period	$33,916	$10,568

Supplemental cash flow information:
Cash paid for interest	$817	$347

Income tax payments, net	$144	$92

Mavenir Systems, Inc. and Subsidiaries

Revenue Metrics

(in thousands)

(unaudited)

	Three Months ended March 31,		Three months ended December 31,
	2014	2013	2013
Revenue by type:
Software products	$23,037	$17,727	$21,290
Maintenance	5,692	4,711	5,857

Total	$28,729	$22,438	$27,147

Revenue by Product Group:
Video/Voice	$22,611	$5,329	$9,257
Enhanced Messaging	6,118	17,109	17,890

Total	$28,729	$22,438	$27,147

Revenue by Geographic Area:
Americas	$13,635	$8,430	$11,088
EMEA	12,422	7,539	13,476
APAC	2,672	6,469	2,583

Total	$28,729	$22,438	$27,147

Mavenir Systems, Inc. and Subsidiaries

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months ended March 31,		Three months ended December 31,
	2014	2013	2013
Software Products
Revenue	$23,037	$17,727	$21,290
Cost of Revenue	9,953	6,651	7,751
Amortization and Depreciation	234	116	217
Stock Based Compensation	78	—	56
Gross Profit (GAAP)	13,084	11,076	13,539
Gross Profit (Non-GAAP)	13,396	11,192	13,812
Maintenance
Revenue	5,692	4,711	5,857
Cost of Revenue	2,744	1,330	3,659
Gross Profit (GAAP)	2,948	3,381	2,198
Gross Profit (Non-GAAP)	2,948	3,381	2,198
Total Revenue	28,729	22,438	27,147
Total Gross Profit (GAAP)	16,032	14,457	15,737
Gross Profit Margin % (GAAP)	55.8%	64.4%	58.0%
Gross Profit (Non-GAAP)	16,344	14,573	16,010
Gross Profit Margin % (Non-GAAP)	56.9%	64.9%	59.0%
Operations Expenses
R&D (GAAP)	6,133	6,122	5,841
Amortization and Depreciation	574	233	372
Stock Based Compensation	98	—	112

R&D (Non-GAAP)	5,461	5,889	5,357
S&M (GAAP)	6,871	5,041	6,154
Amortization and Depreciation	—	—	—
Stock Based Compensation	130	—	82

S&M (Non-GAAP)	6,741	5,041	6,072
G&A (GAAP)	5,250	4,991	5,477
Amortization and Depreciation	556	497	568
Stock Based Compensation	311	165	219

G&A (Non-GAAP)	4,383	4,329	4,690
Total Operating Expenses (GAAP)	18,254	16,154	17,472
Operating Expenses (Non-GAAP)	16,585	15,259	16,119
Operating Loss (GAAP)	$(2,222)	$(1,697)	$(1,735)
Net Interest	740	445	1,010
Loss on early extinguishment of debt	1,783	—	—
Foreign exchange (gain)/loss	(795)	1,732	(427)
Taxes	95	420	524

Net Loss (GAAP)	$(4,045)	$(4,294)	$(2,842)
Operating Loss (Non-GAAP)	$(241)	$(686)	$(109)
Net Interest	740	445	1,010
Taxes	95	420	524

Net Loss (Non-GAAP)	$(1,076)	$(1,551)	$(1,643)

Mavenir Systems, Inc. and Subsidiaries

Non-GAAP Net Loss Per Share

(all shares are weighted average outstanding for period presented)

( In thousands, except share and per share data)

(Unaudited)

	Three months ended March 31,		Three months ended December 31,
	2014	2013	2013
GAAP weighted average common shares outstanding	23,429,820	1,338,211	13,084,452
Conversion of preferred shares *	—	16,452,467	7,677,818

Adjusted weighted average common shares outstanding	23,429,820	17,790,678	20,762,270
Non-GAAP net loss	$(1,076)	$(1,551)	$(1,643)
Non-GAAP net loss per share	$(0.05)	$(0.09)	$(0.08)

*	Assumes conversion of preferred shares at beginning of period

CONTACT:

Investor Contact:

Terry Hungle

Mavenir Systems, Inc.

ir@mavenir.com

469-916-4393 x 5010

Press Contact:

Maryvonne Tubb

Mavenir Systems, Inc.

pr@mavenir.com

469-916-4393 x 5080